UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : December 8, 2005
Encysive Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Encysive Pharmaceuticals Inc. (the “Company”) reviewed and approved increases in the annual salaries of (i) Bruce D. Given, M.D., the Company’s President and Chief Executive Officer, to $450,000, effective November 14, 2005, and (ii) Stephen L. Mueller, the Company’s Vice President, Finance and Administration, Secretary and Treasurer, to $250,000, effective October 31, 2005. The annual salaries of the Company’s other executive officers remain unchanged.
     In addition, on that date, the Committee also granted Mr. Mueller 17,810 shares of restricted common stock under the Company’s Amended and Restated 1999 Stock Incentive Plan pursuant to a Restricted Stock Agreement. The shares of restricted common stock vest as to one-half of the shares on each of November 30, 2007, and November 30, 2008. The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the Restricted Stock Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     None.
(b) Pro forma financial information.
     None.
(c) Shell company transactions.
     None.
(d) Exhibits.

10.1	Restricted Stock Agreement dated December 8, 2005, between the Company and Stephen L. Mueller.

10.2	Form of Restricted Stock Agreement under the Company’s Amended and Restated 1999 Stock Incentive Plan for employees without a Termination Agreement.

10.3	Form of Restricted Stock Agreement under the Company’s Amended and Restated 1999 Stock Incentive Plan for employees with a Termination Agreement.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: December 12, 2005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Agreement dated December 8, 2005, between the Company and Stephen L. Mueller.

10.2	Form of Restricted Stock Agreement under the Company’s Amended and Restated 1999 Stock Incentive Plan for employees without a Termination Agreement.

10.3	Form of Restricted Stock Agreement under the Company’s Amended and Restated 1999 Stock Incentive Plan for employees with a Termination Agreement.